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                                                                   EXHIBIT 5.1


(215) 569-5500

(215) 569-5555



                                                    May 10, 2000



Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, New Jersey  08034-5400

         Re:      Commerce Bancorp, Inc.
                  Registration Statement on Form S-3
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Gentlemen:

         We have acted as counsel to Commerce Bancorp, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to 2,000,000 shares of common stock, par value $1.5625 per share (the "Common Stock"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.


                                            Sincerely,


                                           /s/ Blank Rome Comisky & McCauley LLP
                                           -------------------------------------
                                           BLANK ROME COMISKY & MCCAULEY LLP
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                                   Exhibit "A"

1.   The Company's Certificate of Incorporation and all amendments thereto.

2.   The Company's By-Laws, as amended.

3. Resolutions adopted by the Board of Directors of the Company at a meeting held on April 18, 2000.

4. Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission relating to the offer and sale by the Company of up to 2,000,000 shares of Common Stock.